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Exhibit 11. Statement re computation of per share earnings
(dollars in thousands, except per share amounts)
(unaudited)
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                                  ------------------------------------------------------------------------------
                                                                Three Months Ended,
                                  ------------------------------------------------------------------------------
                                              March 31, 2001                           March 31, 2000
                                  ---------------------------------------   ------------------------------------
                                                 Weighted        Per                      Weighted        Per
                                                  Average       Share                      Average       Share
                                    Income        Shares       Amount         Income       Shares       Amount

                                  ---------     ----------  ------------    ----------   -----------  ----------
Basic Earnings per
  Common Share
Income available to
  common shareholders               $2,331        6,540        $0.36          $1,890       6,583         $0.29
                                                            ============                              ==========

Effect of Dilutive Shares
Options issued to
  management                             -           22                           -           27
                                  ---------     ----------                  ----------   -----------

Diluted Earnings per
  Common Share                      $2,331        6,562        $0.36          $1,890         6,610       $0.29
                                  =========     ==========  ============    ==========   ===========  ==========





















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